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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                     FORM 8-K/A

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 15, 1997
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                    NETSCAPE COMMUNICATIONS CORPORATION
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           (Exact name of registrant as specified in its charter)


     Delaware                     0-26310                    94-3200270
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(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)           Identification Number)
incorporation)

   501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA             94043
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       (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:   (650) 254-1900
                                                   ---------------------------

                                   N/A
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       (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

    On December 15, 1997 (the "Closing Date"), pursuant to a purchase agreement dated as of November 6, 1997 (the "Purchase Agreement"), between Netscape Communications Corporation ("Netscape") and GE Information Services, Inc. ("GEIS"), Netscape acquired GEIS's membership interest in Actra Business Systems, L.L.C. ("Actra") and acquired certain rights to source code for certain related software owned by GEIS.

    The total amount of consideration to be paid to GEIS pursuant to the Purchase Agreement is $55 million in Netscape Common Stock, calculated based on the average closing price of Netscape Common Stock as reported on the Nasdaq National Market for the 20 most recent trading days ending on the third day prior to the effectiveness of the registration statement on Form S-3 registering such shares. Netscape has agreed to register with the Securities and Exchange Commission the resale of the shares issued to GEIS within seven days following the closing of the transaction. The acquisition will be accounted for as a purchase. Consistent with its historical practice with respect to accounting for purchase business combinations, for accounting purposes, Netscape will value the shares issued based on the number of shares of Netscape Common Stock that would be issuable assuming effectiveness of the registration statement on Form S-3 had occurred on the Closing Date and the average price of Netscape's Common Stock for the five days before and after, and including, the Closing Date. In addition, in connection with the acquisition, Netscape will issue options exercisable for an aggregate of approximately 600,000 shares of its Common Stock to employees of Actra, which amount is subject to adjustment based upon the actual number of shares issued to Actra, in exchange for those employees' outstanding option rights in Actra common stock at the date of acquisition. Consistent with its historical practice with respect to accounting for purchase business combinations, the fair value of options issued by Netscape in connection with the acquisition of Actra will be included in the purchase price to be allocated for accounting purposes. Other elements of the total purchase price to be allocated for accounting purposes will include liabilities assumed pursuant to the Purchase Agreement and direct costs of the acquisition. The purchase price and the terms for the transaction were determined in arms-length negotiations between the parties. Netscape anticipates that a portion of the acquisition will be written off as purchased in-process research and development in the fourth quarter of 1997. In addition, future periods will be affected by acquisition-related amortization charges, which may be significant.

    Actra is a leading supplier of commerce applications for conducting business-to-business and business-to-consumer commerce on the Internet. Actra's commerce applications focus on buying, selling and merchandising over the Internet and supporting EDI on public and private networks. Upon completion of this acquisition, Actra will be folded into a new division at Netscape.

    Prior to the acquisition, GEIS and Netscape entered into a joint venture pursuant to that certain Formation and Limited Liability Company Agreement dated March 26, 1996 (the "Joint Venture Agreement"). Pursuant to the Joint Venture Agreement, Netscape and GEIS formed Actra. Prior to the acquisition, Netscape and GEIS were the only record owners of Actra. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by this reference.



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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 17, 1999             NETSCAPE COMMUNICATIONS CORPORATION

                                       /s/ Peter L.S. Currie
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                                       Peter L.S. Currie
                                       Executive Vice President and Chief
                                        Administrative Officer


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